Exhibit 10.1

November 15, 2018

Spero Therapeutics, Inc.

675 Massachusetts Avenue, 14th Floor

Cambridge, Massachusetts 02139

Attn: Joel Sendek, Chief Financial Officer and Treasurer

Re:	3(a)(9) Exchange Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) confirms the agreement of Spero Therapeutics, Inc. (the “Company”) and the holders of the Common Stock listed on Schedule I attached hereto (the “Stockholders”), pursuant to which the Stockholders have agreed to exchange an aggregate of 1,000,000 shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”) beneficially owned by the Stockholders in consideration for a total of 1,000 shares of Series B Preferred Stock of the Company (the “Preferred Shares”), which shall have the rights, preferences and privileges set forth in the Certificate of Designation set forth on Exhibit A attached hereto (the “COD”). The Preferred Shares will be convertible into a total of 1,000,000 shares of Common Stock (subject to adjustment as provided in the COD), subject to beneficial ownership conversion limitations set forth in the COD.

In consideration of the foregoing, the Company and the Stockholders agree as follows:

(1) No later than the close of business on the second business day after the date hereof (the “Closing Date”) and subject to the satisfaction or waiver of the conditions set forth herein, the Stockholders shall exchange the Shares for the Preferred Shares (the “Exchange”) in the respective amounts listed on Schedule I. The Exchange shall be consummated pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”). On the Closing Date: (a) the Company shall file the COD with the Secretary of State of the State of Delaware; (b) the Stockholders shall jointly and irrevocably instruct Computershare Trust Company, N.A. (the “Transfer Agent”) to cancel the direct registration book-entry statements from the Transfer Agent evidencing the Shares; and (c) the Company shall irrevocably instruct the Transfer Agent to issue and deliver to the Stockholders the Preferred Shares in book-entry form, in the amounts and in the names set forth on Schedule I.

(2) The Company represents and warrants to each Stockholder as follows:

(a) Neither the Company nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) promulgated thereunder) for soliciting the Exchange, and the Stockholders have received no additional consideration for the Shares other than the Preferred Shares. Assuming the representations and warranties of the Stockholders contained herein are true and complete, the Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

(b) It has the requisite corporate power and authority and power to enter into this Agreement and to consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to the Company.

(c) It has reserved a sufficient number of shares of Common Stock as may be necessary to fully permit the conversion of the Preferred Shares and the issuance of the Common Stock issuable upon conversion of the Preferred Shares, without regard to any beneficial ownership limits.

(3) Each Stockholder, as to itself only, represents and warrants to the Company as follows:

(a) It has the requisite power and authority to enter into this Agreement and consummate the Exchange and such transactions shall not contravene any contractual, regulatory, statutory or other obligation or restriction applicable to such Stockholder.

(b) It is the record and beneficial owner of the aggregate number of shares of Common Stock and Series A Preferred Stock of the Company (“Series A Preferred Stock”) set forth opposite its name on Schedule I, which shares constitute all of the shares of Common Stock and Series A Preferred Stock beneficially owned by BVF and its affiliates.

(c) It is the record and beneficial owner of, and has valid and marketable title to, the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. It is not a party to or bound by, and the Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Shares to any person, (ii) restricting its right to surrender and exchange such Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Shares.

(d) Neither it nor any of its affiliates nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange, and the Stockholders have received no additional consideration for the Shares other than the Preferred Shares.

(4) This Agreement, and any action or proceeding arising out of or relating to this Agreement, shall be exclusively governed by the laws of the State of Delaware. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in Delaware.

(5) In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect. In such an event, the Stockholders and the Company shall endeavor in good faith negotiations to modify this Agreement so as to affect the original intent of the parties as closely as possible.

(6) No provision of this Agreement may be amended or modified except upon the written consent of the Company and each of the Stockholders, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

(7) This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

2

Please sign to acknowledge agreement with the above terms and return to the undersigned.

Common Stockholder:

Biotechnology Value Fund, L.P.

By: BVF Partners L.P., General Partner

By:	BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Biotechnology Value Fund II, L.P.

By: BVF Partners L.P., General Partner

By:	BVF, Inc., General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

Biotechnology Value Trading Fund OS, L.P.

By: BVF Partners OS, Ltd., General Partner

By: BVF Partners L.P., Sole Member

By:	BVF, Inc. General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

MSI BVF SPV LLC

By: BVF Partners L.P., Investment Advisor

By:	BVF, Inc. General Partner

By:	/s/ Mark Lampert
Name:	Mark Lampert
Title:	President

[Signature Page to 3(a)(9) Exchange Agreement]

Acknowledged and agreed to:

Spero Therapeutics, Inc.

By:	/s/ Ankit Mahadevia, M.D.
Name:	Ankit Mahadevia, M.D.
Title:	President and Chief Executive Officer

[Signature Page to 3(a)(9) Exchange Agreement]

SCHEDULE I

Stockholder	Shares of Common Stock Beneficially Owned	Shares of Series A Preferred Stock Beneficially Owned	Shares of Common Stock to be Exchanged	Shares of Series B Preferred Stock to be Received
Biotechnology Value Fund, L.P.	863,142	1,016	493,000	493
Biotechnology Value Fund II, L.P.	629,115	823	385,000	385
Biotechnology Value Trading Fund OS, L.P.	120,345	168	60,000	60
Investment 10, LLC	—	87	—	—
MSI BVF SPV LLC	113,988	126	62,000	62

Total	1,726,590	2,220	1,000,000	1,000

EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION